Exhibit 16

POWER OF ATTORNEY

FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

The undersigned directors of KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC. (the “Company”) hereby appoint each of JAMES C. BAKER, MICHAEL J. O’NEIL and R. WILLIAM BURNS III (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute (i) the Company’s Registration Statement on Form N-14, in connection with the Company’s offering of its common stock as a part of a proposed merger, to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”) and (ii) any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the SEC under the Securities Act and the 1940 Act and the rules and regulations promulgated thereunder. The undersigned directors of the Company grant to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned directors of Kayne Anderson Energy Infrastructure Fund, Inc. hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ William R. Cordes	Date: October 21, 2021
William R. Cordes

By:	/s/ Anne K. Costin	Date: October 21, 2021
Anne K. Costin

By:	/s/ Barry R. Pearl	Date: October 21, 2021
Barry R. Pearl

By:	/s/ Albert L. Richey	Date: October 21, 2021
Albert L. Richey

By:	/s/ William H. Shea, Jr.	Date: October 21, 2021
William H. Shea, Jr.